EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in Registration Statement No. 333-274067 on Form S-3 of our report dated February 6, 2024, relating to the consolidated financial statements of Boardwalk Pipeline Partners, LP appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP
Houston, Texas
February 6, 2024